UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): December 21, 2018

NEOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37508	27-0395455
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2940 N. Highway 360

Grand Prairie, TX 75050

(972) 408-1300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry Into a Material Definitive Agreement

On December 21, 2018, Neos Therapeutics, Inc. (the “Company”) entered into a confidential Settlement Agreement and Licensing Agreement (collectively, the “Agreement”), in each case between the Company, Neos Therapeutics, LP, a wholly-owned subsidiary of the Company, and Teva Pharmaceuticals USA, Inc. (“Teva”). This Agreement resolves all ongoing litigation involving the Company’s patents protecting its Cotempla XR-ODT® methylphenidate extended-release orally disintegrating tablets and Teva’s Abbreviated New Drug Application (the “ANDA”) filed with the U.S. Food and Drug Administration. Under the Agreement, the Company has granted Teva the right to manufacture and market its generic version of Cotempla XR-ODT under the ANDA beginning on July 1, 2026, or earlier under certain circumstances. The Agreement provides for a full settlement of all claims that were asserted in the suit, subject to the acceptance of the U.S. District Court for the District of Delaware of a stipulation of dismissal.  As required by law, the Agreement will be submitted to the U.S. Federal Trade Commission and U.S. Department of Justice.

The foregoing summary of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2018.

Item 8.01. Other Events.

On December 26, 2018, the Company issued a press release announcing its entry into the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press release dated December 26, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEOS THERAPEUTCS, INC.

Date:	December 26, 2018
By:	/s/ Gerald McLaughlin
Title:	President and Chief Executive Officer